UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2016

Interactive Intelligence Group, Inc.

(Exact name of Registrant as specified in its charter)

Indiana	000-54450	45-1505676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, IN	46278
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 872-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on August 30, 2016, Interactive Intelligence Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of August 30, 2016 (the “Merger Agreement”), by and among the Company, Genesys Telecommunications Laboratories, Inc., a California corporation (“Genesys”), Giant Merger Sub Inc., an Indiana corporation and a direct, wholly owned subsidiary of Genesys (“Merger Sub”), and, solely for the purposes of Section 5.16 of the Merger Agreement, Greeneden Lux 3 S.àR.L., a societe a responsabilite limitee under the laws of Luxembourg (“Lux 3”), Greeneden U.S. Holdings I, LLC, a Delaware limited liability company (“Holdings I”), and Greeneden U.S. Holdings II, LLC, a Delaware limited liability company (“Holdings II”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Genesys (the “Merger”).

On November 18, 2016, a putative stockholder class action lawsuit was filed in the U.S. District Court for the Southern District of Indiana, captioned Trahan v. Interactive Intelligence Group, Inc., et al., Case No. 1:16-cv-03161-SEB-TAB (the “Trahan Action”). The Trahan Action names as defendants the Company, individual members of the Company’s board of directors, Genesys, Merger Sub, Lux 3, Holdings I and Holdings II. The Trahan Action alleges, among other things, that the Company’s board of directors breached its fiduciary duties by agreeing to an allegedly inadequate price in the Merger, by conducting an allegedly flawed sales process, and by agreeing to certain deal-protection provisions in the Merger Agreement that allegedly preclude or impede a potential superior proposal.  The Trahan Action further alleges that Merger Sub and the other corporate defendants aided and abetted these alleged fiduciary breaches. In addition, the Trahan Action alleges that the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on October 4, 2016 relating to the Company’s special meeting of shareholders held on November 9, 2016 omitted certain material information in violation of Section 20(a) and Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder. Among other things, the plaintiff seeks orders certifying the lawsuit as a class action, enjoining defendants from closing the Merger until the Company discloses certain information, and awarding unspecified damages to the plaintiff and the purported class of the Company’s shareholders. Although the Company and the individual members of its board of directors believe that the claims and allegations raised in the Trahan Action are without merit and intend to vigorously defend the Trahan Action, its ultimate outcome cannot presently be determined.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERACTIVE INTELLIGENCE GROUP, INC.

Date: November 21, 2016	By:	/s/ Ashley A. Vukovits
Name: Ashley A. Vukovits
Its: Chief Financial Officer, Senior Vice President of Administration, Treasurer and Secretary

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